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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Corporate Office Properties Trust (the "Company") of (1) our report dated February 24, 1998, appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (2) our report on the Financial Statement Schedule, which appears on page F-18 of such Annual Report on Form 10-K, (3) our report dated March 18, 1998, appearing on page F-15 of the Company's Form 8-K/A filed on July 7, 1998 on the combined statement of revenue and certain expenses of the Wagman Acquisition Properties, (4) our report dated May 20, 1998, appearing on page F-15 of the Company's Form 8-K/A filed on July 7, 1998 on the combined statement of revenue and certain expenses of the Airport Square Acquisition Properties, (5) our report dated November 17, 1998, appearing on page F-15 of the Company's Form 8-K/A filed on December 11, 1998 on the combined statement of revenue and certain expenses of the Riverwood Acquisition Property, (6) our report dated May 8, 1998, appearing on page F-15 of the Company's Form 8-K/A filed on December 11, 1998 on the combined statement of revenue and certain expenses of the Constellation Properties, (7) our report May 8, 1998, appearing on page F-21 of the Company's Form 8-K/A filed on December 11, 1998 on the consolidated financial statements of Constellation Service Companies, (8) our report dated January 6, 1999, appearing on page F-15 of the Company's Form 8-K/A filed on January 14, 1999 on the combined statement of revenue and certain expenses of the Centerpoint Properties, and (9) our report dated January 18, 1999, appearing on page F-17 of the Company's Form 8-K/A filed on February 2, 1999 on the combined statement of revenue and certain expenses of the Gateway Properties. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
February 2, 1999